Exhibit 99.1

News from Aon

Media Contact
David Prosperi
Vice President, Global Public Relations
312-381-2485
David_Prosperi@aon.com

For immediate release

Aon Corporation Names Christa Davies

Executive Vice President, Global Finance

Microsoft Executive To Be Appointed CFO in 2008

CHICAGO, Oct. 3, 2007 — Aon Corporation (AOC: NYSE), the leading global risk services provider, today announced that Christa Davies, an executive of Microsoft, has joined Aon as Executive Vice President, Global Finance. Davies will be appointed as Chief Financial Officer in March 2008. She succeeds David P. Bolger, who announced in May that he will be leaving Aon and has since been named Chief Operations Officer of the Chicago Olympic Committee.

At Microsoft, Davies, 36, was Chief Financial Officer of the Platform and Services Division (PSD), which includes three publicly reported segments: Windows Client, Server & Tools, and Online Services. At PSD, Davies managed a team responsible for the full financial function of the division including budgeting, financial management, strategy and acquisitions, and investor relations. PSD is the largest and most profitable Microsoft business division with annual revenue in FY2007 of $28.6 billion and operating income of $14.8 billion.

“We are delighted that Christa will be joining our executive management team,” said Gregory C. Case, President and Chief Executive Officer of Aon. “Her demonstrated success and international experience in finance, business development, and strategy will serve her well in leading our global financial management team.”

Davies joined Microsoft in 2002 and held a series of positions with increasing responsibility within the company, including Chief Financial Officer for Online Services, where she was responsible for budgeting, financial management and control, and external reporting. Previously, Davies served as General Manager of Strategy and M&A for Windows Client, Service & Tools, and Online Services.

From 1997 to 2002, Davies was with ninemsn, an Australian joint venture with Microsoft, based in Sydney, where as Director of Business Development and Strategic Sales she was responsible for managing investments, sales and the business development team. She also has held positions with Cable & Wireless in London; with McKinsey & Company, Inc. in Sydney, Tokyo and Seoul; with Rolls Royce Industrial Power Group in Newcastle, Australia; and with Auspace in Canberra, Australia.

Davies is a graduate in Aerospace Engineering from the University of Queensland in Australia, and as a Fulbright Scholar, she earned a masters degree in business administration from the Harvard Business School.

Risk Management  •  Insurance and Reinsurance Brokerage  •  Human Capital & Management Consulting  •  Outsourcing

About Aon

Aon Corporation (www.aon.com) is a leading provider of risk management services, insurance and reinsurance brokerage, human capital and management consulting, and specialty insurance underwriting. There are 43,000 employees working in Aon’s 500 offices in more than 120 countries. Backed by broad resources, industry knowledge and technical expertise, Aon professionals help a wide range of clients develop effective risk management and workforce productivity solutions.

This press release contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: general economic conditions in different countries in which we do business around the world, changes in global equity and fixed income markets that could affect the return on invested assets, fluctuations in exchange and interest rates that could influence revenue and expense, rating agency actions that could affect our ability to borrow funds, funding of our various pension plans, changes in the competitive environment, our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, our ability to successfully execute strategic options for our Combined Insurance subsidiary, the impact of current, pending and future regulatory and legislative actions that affect our ability to market and sell, and be reimbursed at current levels for, our Sterling subsidiary’s Medicare Advantage health plans, changes in commercial property and casualty markets and commercial premium rates that could impact revenues, changes in revenues and earnings due to the elimination of contingent commissions, other uncertainties surrounding a new compensation model, the impact of investigations brought by state attorneys general, state insurance regulators, federal prosecutors, and federal regulators, the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions, ERISA class actions, the impact of the analysis of practices relating to stock options, the cost of resolution of other contingent liabilities and loss contingencies, and the difference in ultimate paid claims in our underwriting companies from actuarial estimates.  Further information concerning the Company and its business, including factors that potentially could materially affect the Company’s financial results, is contained in the Company’s filings with the Securities and Exchange Commission.

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Risk Management  •  Insurance and Reinsurance Brokerage  •  Human Capital & Management Consulting  •  Outsourcing